EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-255678) on Form S-3 and in the registration statements (Nos. 333-32842, 333-97995, 333-107480, 333-150956, 333-168332, 333-225134) on Form S-8 of our reports dated February 29, 2024, with respect to the consolidated financial statements of NBT Bancorp Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Albany, New York
February 29, 2024